UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 14, 2006

XFORMITY TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Colorado	0-23391	84-1434313
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

 14333 Proton Drive., Dallas, Texas  75244
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (972) 661-1200

___________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 4.02	NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT

          XFormity Technologies, Inc. (the "Company"), previously disclosed in its Current Report on Form 8-K dated June 14, 2006, that it had concluded that investors should no longer rely on previously issued financial statements filed on Form 10-KSB for the fiscal year ended June 30, 2005 and Form 10-QSB for the nine month period ended March 31, 2006.because of accounting errors.  The Company disclosed that it intended to amend its Form 10-KSB and Form 10-QSB to correct errors identified by the Company after conferring with Staff Accountants with the Securities and Exchange Commission (“SEC”) and its independent accountant.

The Company disclosed that it intended to amend the financial statements contained in its Annual  Report on Form 10-KSB for the fiscal year ended June 30, 2005 to reflect an additional $100,000 liability arising from a customer retention expense that occurred in its fiscal year ended June 30, 2004.  This amendment had no effect on fiscal year ended June 30, 2005 operating results. The Company also disclosed that it intended to amend the unaudited financial statements contained in its Quarterly Report on Form 10-QSB as of and for the nine month period ended March 31, 2006 to reflect a beneficial conversion feature in the convertible debentures that resulted in a non-cash charge against income of $354,167.

As a result of discussions with SEC Staff Accountants, the Company now intends to include restated financial statements as of and for the fiscal year ended June 30, 2005 and restated financial statements as for the quarter ended March 31, 2006 in its Annual Report on Form 10-KSB as of and for the fiscal year ended June 30, 2006.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

XFormity Technologies, Inc.(Registrant)

Dated: September 7, 2006	/s/ Chris Ball Chris Ball, CEO

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